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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 June 11, 1998


                         CONCENTRIC NETWORK CORPORATION

                             ----------------------

             (Exact name of registrant as specified in its charter)


         Delaware                     0-22575              65-0257497
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(State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)             File Number)       Identification No.)

                             10590 N. Tantau Avenue
                         Cupertino, California  95014

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (408) 342-2800


                                  Not Applicable

                             ----------------------

         (Former name or former address, if changed since last report)

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This report is filed on behalf of Concentric Network Corporation.

ITEM 5. OTHER EVENTS.

          On June 3, 1998, Concentric Network Corporation announced that it has entered into an agreement to sell $150 million of 13 1/2% Senior Redeemable Exchangeable Preferred Stock due 2010. Each share of Preferred Stock will have a liquidation preference of $1,000 per share. This offering is being made within the United States to qualified investors.

          The Company intends to use the proceeds of the offering to fund potential acquisitions and for working capital purposes.

           This announcement is neither an offer to sell nor a solicitation to buy any of these securities.

          These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.


ITEM 7. EXHIBITS.

           (c) Exhibits:


 Exhibit
  Number
 ---------
 99.1 June 3, 1998 Press Release: Concentric Network Corporation Announces Pricing of $150 Million Offering of 13 1/2% Senior Redeemable Exchangeable Preferred Stock Due 2010



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 11, 1998
                                     CONCENTRIC NETWORK CORPORATION


                                     ---------------------------------------
                                     (Registrant)


                                     By:  /s/  Michael F. Anthofer
                                        ____________________________________
                                        Name:  Michael F. Anthofer
                                        Title:    Senior Vice President,
                                                  Finance and Chief Financial
                                                  Officer

                                      -3-
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                                 EXHIBIT INDEX

                            DESCRIPTION OF DOCUMENT

Exhibit
 Number
-------

  99.1 June 3, 1998 Press Release: "Concentric Network Corporation Prices $150 Million Offering of 13 1/2% Senior Redeemable Exchangeable Preferred Stock Due 2010

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